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                                                                     Exhibit 8.1
                                                                     -----------
Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178

February 21, 2006

Intermagnetics General Corporation
450 Old Niskayuna Road
P.O. Box 461
Latham, NY 12110-0461


Re: Registration Statement on Form S-3 for Debt Securities, Warrants, Preferred Stock, Depositary Shares, Purchase Contracts, Units and Common Stock

Ladies and Gentlemen:

         We have acted as counsel to Intermagnetics General Corporation, a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3, including the exhibits thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act") and the rules and regulations promulgated thereunder, for the registration by the Company of its Debt Securities, Warrants, Preferred Stock, Depositary Shares, Purchase Contracts, Units, Common Stock and by a certain other entity of its guarantees with respect to the Debt Securities of the Company.

         We hereby confirm to you our opinion that the discussion contained in the Registration Statement under the heading "Certain United States Federal Income Tax Considerations", insofar as such discussion describes United States federal income tax law, is, subject to the limitations and conditions set forth therein, accurate in all material respects. This opinion is limited to United States federal income tax law and is based upon United States federal income tax law as in effect on the date hereof. No assurance can be provided that a change in United States federal income tax law, potentially with retroactive effect, will not affect the conclusions set forth in this opinion.

         We are furnishing this opinion in our capacity as United States tax counsel to the Company, and this opinion is solely for the benefit of the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Certain United States Federal Income Tax Considerations" in the Registration Statement. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

         Very truly yours,

         /s/ Morgan Lewis & Bockius LLP
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